EXHIBIT: 99.1

CROWDGATHER, INC. ANNOUNCES $ 2.37 MILLION FINANCING OF 8% CONVERTIBLE SECURED NOTES

Woodland Hills, CA.  May 26, 2009 --- One of the leading networks of forum communities on the worldwide web, CrowdGather (OTCBB:CRWG), today announced that it has closed a private offering of its 18-month Secured Convertible Debentures to a limited number of foreign institutional buyers.  The Company will receive cash proceeds of $1,300,000, and approximately $1,075,000 in previously issued short-term promissory obligations were exchanged for the new Debentures.

“We are grateful to both our existing and new stockholders for their belief in CrowdGather and the opportunities we are pursuing,” said company Chairman and CEO, Sanjay Sabnani.  “Raising this financing in a difficult environment is a tremendous advantage as we pursue growth through acquisitions.  Forums and message-boards have been overlooked for too long despite the fact that they are a core constituency of the internet.  We intend to address this disparity by teaming up with other forum owners in order to get forum communities the recognition and revenues they rightfully deserve.”

In connection with the Debenture financing, the Company granted warrants (exercisable at Thursday’s closing market price of $0.70 per share) to purchase an aggregate of up to 1,599,997 shares of its common stock.  After repayment of certain current debt obligations, approximately $1 million will be available for the Company’s general corporate purposes and working capital.  Following the closing, CrowdGather no longer has any short-term debt obligations.  In order to mitigate the impact of dilution upon conversion of the newly issued debentures, the Company’s Chairman and CEO, Sanjay Sabnani, has agreed to surrender to the Company’s treasury 5,000,000 shares of common stock for cancellation when at least $2 million of debentures have been converted into common shares.  In addition, holders of approximately 61% of our outstanding shares (including our majority and largest stockholder and all of our employees and directors, as well as outside consultants) have agreed to a one-year lock-up of their shares.  During the period that expires May 21, 2010, none of the 25.1 million shares owned by the parties to the lock-up agreement may be sold, except in a transaction potentially involving all of our stockholders.

The debentures bear interest at a rate of 8 % per annum, which is due and payable upon conversion or upon maturity in November 2010.  The majority of the Debentures are convertible into common stock, at the holder's option, at an initial conversion price of the greater of $0.50 or a 20% discount to the volume weighted average share price (VWAP) for the 10 days prior to the date of conversion.  $532,500 of Debentures exchanged by the holders of existing short-term promissory notes are convertible into common stock, at the holder’s option, at an initial conversion price of the greater of $0.50 or a 32% discount to the VWAP for the 10 days prior to the date of conversion.

Neither the Debentures sold and the warrants granted to the investors, nor the shares of common stock to be issued upon conversion of the Debentures or upon the exercise of the warrants have been registered under the Securities Act of 1933.  Accordingly, these securities and warrants may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act.  This press release shall not constitute an offer to sell or the solicitation of an offer to buy the Debentures, warrants, or common stock to be issued upon conversion of the Debentures or exercise of the warrants.  This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

About CrowdGather, Inc.
With its growing portfolio of special interest forums and enthusiast message board communities, CrowdGather has created a centralized network to benefit forum members, forum owners and forum advertisers.  CrowdGather provides a highly interactive and informational social network for members, a management and revenue-sharing resource for third-party forum owners, and a largely untapped advertising network for marketers worldwide.

This press release contains forward-looking statements (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) concerning future events and the Company’s growth and business strategy.  Words such as “expects”, “will”, “intends”, “plans”, “believes”, “anticipates”, “hopes”, “estimates”, and variations on such words and similar expressions are intended to identify forward-looking statements.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct.  These statements involve known and unknown risks and are based upon a number of assumptions and estimates that are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company.  Actual results may differ materially from those expressed or implied by such forward-looking statements.  Factors that could cause actual results to differ materially include, but are not limited to, changes in the Company’s business; competitive factors in the market(s) in which the Company operates; risks associated with operations outside the United States; and other factors listed from time to time in the Company’s filings with the Securities and Exchange Commission.  The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

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For additional information, please contact:
Investor Contact:        Barry Gross
Gross Capital, Inc.
Phone: 361-949-4999
Email: crowdgather@grosscapital.com

Media Contact:           Sanjay Sabnani
Phone: 818-435-2472 x 101
Email: sanjay@crowdgather.com

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